                         PRINCIPAL INVESTORS FUND, INC.
                             SUB-ADVISORY AGREEMENT
                          VAN KAMPEN SUB-ADVISED FUNDS

     AGREEMENT executed as of January 12, 2007, by and between PRINCIPAL
MANAGEMENT CORPORATION (hereinafter called "the Manager"), and VAN KAMPEN ASSET
MANAGEMENT (hereinafter called "the Sub-Advisor").

                                                   W I T N E S S E T H:

     WHEREAS, the Manager is the manager and investment advisor to each Series of Principal Investors Fund, Inc., (the "Fund"), an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

     WHEREAS, the Manager desires to retain the Sub-Advisor to furnish it with investment advisory services with respect to each series identified in Appendix
A (hereinafter called the "Series"), which the Manager has agreed to provide to the Fund, and the Sub-Advisor desires to furnish such services; and

     WHEREAS, the Manager has furnished the Sub-Advisor with copies properly certified or authenticated of each of the following and will promptly provide the Sub-Advisor with copies properly certified or authenticated of any amendment or supplement thereto:

     (a) Management Agreement (the "Management Agreement") with the Fund;

     (b) The Fund's registration statement and financial statements as filed with the Securities and Exchange Commission;

     (c) The Fund's Articles of Incorporation and By-laws;

     (d) Policies, procedures or instructions adopted or approved by the Board of Directors of the Fund relating to obligations and services to be provided by the Sub-Advisor.

     NOW, THEREFORE, in consideration of the premises and the terms and conditions hereinafter set forth, the parties agree as follows:

     1.  Appointment of Sub-Advisor

         In accordance with and subject to the Management Agreement, the Manager hereby appoints the Sub-Advisor to act as the Manager's agent and attorney-in-fact with respect to the investment and reinvestment of assets in the Series with full power and authority to direct any custodian of the assets of the Series to purchase, sell or exchange any stocks, bonds, or other securities or such other assets which are acceptable to the Sub-Advisor (individually, "security" and collectively, "securities") and to issue directly to a broker or dealer such orders for the purchase, sale or exchange of securities or other property, as the Sub-Advisor may deem appropriate and without prior consultation with the Manager, subject to the control and direction of the Manager and the Fund's Board of Directors, for the period and on the terms hereinafter set forth. The Sub-Advisor accepts such appointment and agrees to furnish the services hereinafter set forth for the compensation herein provided. The Sub-Advisor shall for all purposes herein be deemed to be an independent contractor and shall, except as expressly provided or authorized, have no authority to act for or represent the Fund or the Manager in any way or otherwise be deemed an agent of the Fund or the Manager.

     2. Obligations of and Services to be Provided by the Sub-Advisor

         The Sub-Advisor will:

         (a)   Provide investment advisory services, including but not limited to research, advice and supervision for the Series.

         (b)   Furnish to the Board of Directors of the Fund for approval (or any appropriate committee of such Board), and revise from time to time as conditions require, a recommended investment program for the Series consistent with each Series investment objective and policies.

         (c)   Implement the approved investment program by placing orders for the purchase and sale of securities without prior consultation with the Manager and without regard to the length of time the securities have been held, the resulting rate of portfolio turnover or any tax considerations, subject always to the
               provisions of the Fund's registration statement, Articles of
               Incorporation and Bylaws and the requirements of the 1940 Act, as each of the same shall be from time to time in effect.

         (d)   Advise and assist the officers of the Fund, as requested by the officers, in taking such steps as are necessary or appropriate to carry out the decisions of its Board of Directors, and any appropriate committees of such Board, regarding the general conduct of the investment business of the Series.

         (e)   Maintain, in connection with the Sub-Advisor's investment
               advisory services obligations, compliance with the 1940 Act and the regulations adopted by the Securities and Exchange Commission thereunder and the Series' investment strategies and restrictions as stated in the Fund's prospectus and statement of additional information.

         (f)   Report to the Board of Directors of the Fund at such times and in such detail as the Board of Directors may reasonably deem
               appropriate in order to enable it to determine that the
               investment policies, procedures and approved investment program of the Series are being observed.

         (g)   Upon request, provide assistance and recommendations for the determination of the fair value of certain securities when reliable market quotations are not readily available for purposes of calculating net asset value in accordance with procedures and methods established by the Fund's Board of Directors.

          (h)  Furnish,  at its own expense,  (i) all necessary  investment  and management  facilities,  including salaries of clerical and other personnel required for it to execute its duties  faithfully,  and
               (ii) administrative facilities,  including bookkeeping,  clerical personnel  and equipment  necessary for the efficient  conduct of the  investment  advisory  affairs  of  the  Series.  Except  for expenses  specifically  assumed  or  agreed  to be  paid  by  the
               Sub-Advisor  under this Agreement,  the Sub-Advisor  shall not be liable for any  expenses of the  Manager,  the Fund or the Series including,  without  limitation,  (i)  interest  and taxes,  (ii)
               brokerage  commissions  and other  costs in  connection  with the purchase or sale of  securities or other  investment  instruments with  respect  to  the  Series,  and  (iii)  custodian  fees  and expenses.

          (i)  Open  accounts  with   broker-dealers   and  futures   commission
               merchants ("broker-dealers"), select broker-dealers to effect all transactions  for the  Series,  place all  necessary  orders with broker-dealers or issuers (including affiliated  broker-dealers),
               and  negotiate   commissions,   if  applicable.   To  the  extent
               consistent with  applicable law,  purchase or sell orders for the
               Series may be aggregated  with  contemporaneous  purchase or sell orders  of  other  clients  of the  Sub-Advisor.  In  such  event allocation of  securities  so sold or  purchased,  as well as the expenses  incurred  in  the  transaction,  will  be  made  by the
               Sub-Advisor  in the manner the  Sub-Advisor  considers  to be the most equitable and consistent  with its fiduciary  obligations to the Fund and to other  clients.  The  Sub-Advisor  will report on such  allocations at the request of the Manager,  the Fund or the
               Fund's  Board of  Directors  providing  such  information  as the number of aggregated  trades to which the Series was a party, the broker-dealers  to whom such trades were  directed  and the basis for the  allocation for the aggregated  trades.  The  Sub-Advisor shall use its best efforts to obtain  execution  of  transactions for the Series at prices which are advantageous to the Series and at  commission  rates  that are  reasonable  in  relation  to the benefits received. However, the Sub-Advisor may select brokers or dealers on the basis that they  provide  brokerage,  research  or other  services  or products  to the  Sub-Advisor.  To the extent consistent  with applicable law, the Sub-Advisor may pay a broker or dealer an amount of  commission  for  effecting  a  securities transaction  in excess  of the  amount  of  commission  or dealer spread  another broker or dealer would have charged for effecting that transaction if the Sub-Advisor determines in good faith that such amount of  commission is reasonable in relation to the value of the brokerage and research  products and/or services  provided by such broker or dealer.  This  determination,  with  respect to brokerage and research products and/or services, may be viewed in terms  of  either  that  particular  transaction  or the  overall responsibilities  which the  Sub-Advisor  and its affiliates have with respect to the Series as well as to accounts over which they exercise investment discretion. Not all such services or products need  be used by the  Sub-Advisor  in  managing  the  Series.  In addition,  joint repurchase or other accounts may not be utilized by the Series except to the extent  permitted under any exemptive order obtained by the Sub-Advisor provided that all conditions of such order are complied with.

          (j)  Maintain  all  accounts,  books and records  with  respect to the
               Series as are required of an  investment  advisor of a registered investment  company  pursuant  to the  1940  Act  and  Investment
               Advisers Act of 1940 (the  "Investment  Advisers  Act"),  and the
               rules thereunder,  and furnish the Fund and the Manager with such
               periodic  and  special   reports  as  the  Fund  or  Manager  may
               reasonably  request.  In compliance with the requirements of Rule
               31a-3 under the 1940 Act, the Sub-Advisor  hereby agrees that all records that it maintains  for the Series are the property of the
               Fund,  agrees to preserve for the periods described by Rule 31a-2 under the 1940 Act any records that it  maintains  for the Series and that are  required to be  maintained  by Rule 31a-1 under the
               1940 Act, and further  agrees to  surrender  promptly to the Fund any records  that it  maintains  for a Series upon request by the
               Fund or the Manager.  The Sub-Advisor has no  responsibility  for the  maintenance  of Fund records  except  insofar as is directly related to the services the Sub-Advisor provides to a Series.

         (k)   Observe and comply with Rule 17j-1 under the 1940 Act and the
               Sub-Advisor's Code of Ethics adopted pursuant to that Rule as the same may be amended from time to time. The Manager acknowledges receipt of a copy of Sub-Advisor's current Code of Ethics.
               Sub-Advisor shall promptly forward to the Manager a copy of any material amendment to the Sub-Advisor's Code of Ethics along with certification that the Sub-Advisor has implemented procedures for administering the Sub-Advisor's Code of Ethics.

         (l)   From time to time as the Manager or the Fund may request, furnish the requesting party reports on portfolio transactions and reports on investments held by a Series, all in such detail as the Manager or the Fund may reasonably request. The Sub-Advisor will make available its officers and employees to meet with the
               Fund's Board of Directors at the Fund's principal place of business on due notice to review the investments of a Series.

         (m)   Provide such information as is customarily provided by a
               Sub-Advisor and may be required for the Fund or the Manager to comply with their respective obligations under applicable laws, including, without limitation, the Internal Revenue Code of 1986, as amended (the "Code"), the 1940 Act, the Investment Advisors
               Act, the Securities Act of 1933, as amended (the "Securities
               Act"), and any state securities laws, and any rule or regulation thereunder.

         (n)   Vote proxies received on behalf of the Series in a manner
               consistent with Sub-Advisor's proxy voting policies and
               procedures and provide a record of votes cast containing all of the voting information required by Form N-PX to enable the Series to file Form N-PX as required by SEC rule.

         (o)   Respond to tender offers, rights offerings and other voluntary corporate action requests affecting securities held by the Fund.

     3.  Prohibited Conduct

         In providing the services described in this agreement, the Sub-Advisor will not consult with any other investment advisory firm that provides investment sub-advisory services to the Fund or a fund that is under common control with the Fund regarding transactions for the Fund in the securities or other assets allocated to the Sub-Advisor pursuant to this Agreement, except as provided by Rule 12d-3-1 under the 1940 Act.

     4.  Compensation

         As full compensation for all services rendered and obligations assumed by the Sub-Advisor hereunder with respect to the Series, the Manager shall pay the compensation specified in Appendix A to this Agreement.

     5.  Liability of Sub-Advisor

         Neither the Sub-Advisor nor any of its directors, officers, employees, agents or affiliates shall be liable to the Manager, the Fund or its shareholders for any loss suffered by the Manager or the Fund resulting from any error of judgment made in the good faith exercise of the
         Sub-Advisor's investment discretion in connection with selecting investments for a Series or as a result of the failure by the Manager or any of its affiliates to comply with the terms of this Agreement and/or insurance laws and rules except for losses resulting from willful misfeasance, bad faith or gross negligence of, or from reckless disregard of, the duties of the Sub-Advisor or any of its directors, officers, employees, agents, or affiliates. The Sub-Advisor shall not have any responsibilities with respect to any assets of the Fund other than the Series. The Sub-Advisor shall not be responsible for any loss incurred by reason of any act or omission of any dealer or broker, or the Manager, or any custodian, or any other third-party service provider to the Fund or Series.

         The Sub-Advisor shall be responsible only for managing the Series in good faith and in accordance with the investment objectives, fundamental policies and restrictions, and shall have no responsibility whatsoever for, and shall incur no liability on account of (i)
         selection or establishment of such investment objectives, fundamental policies and restrictions (ii) advice on, or management of, any other assets for Manager or the Fund, (iii) filing of any tax or information returns or forms, withholding or paying any taxes, or seeking any exemption or refund for the Manager or the Fund, (iv) registration of the Fund or Series with any government or agency, or (v) administration of the plans and trusts investing through the Fund, (vi) overall Fund compliance with the requirements of the 1940 Act, which requirements are outside of the Sub-Advisor's control, and any requirements of
         Subchapter M of the Internal Revenue Code of 1986, as amended, which are outside of the Sub-Advisor's control and shall be indemnified and held harmless by Manager for any loss in carrying out the terms and provisions of this Agreement, including reasonable attorney's fees, indemnification to the Fund, or any shareholder thereof and, brokers and commission merchants, fines, taxes, penalties and interest.
         Sub-Advisor, however, shall be liable for any liability, damages, or expenses of Manager or the Fund arising out of the willful misfeasance, bad faith or gross negligence of, or from reckless disregard of, the duties of the Sub-Advisor or any of its directors, officers or employees.

     6.  Supplemental Arrangements

         The Sub-Advisor may enter into arrangements with other persons affiliated with the Sub-Advisor or with unaffiliated third parties to better enable the Sub-Advisor to fulfill its obligations under this
         Agreement for the provision of certain personnel and facilities to the
         Sub-Advisor, subject to written notification to and approval of the
         Manager and, where required by applicable law, the Board of Directors of the Fund.

     7.  Regulation

         The Sub-Advisor shall submit to all regulatory and administrative bodies having jurisdiction over the services provided pursuant to this
         Agreement any information, reports or other material which any such body may request or require pursuant to applicable laws and regulations.

     8.  Manager's Representations

         The Manager represents and warrants that (i) it is registered as an investment advisor under the Investment Advisors Act and will continue to be so registered for so long as this Agreement remains in effect;
         (ii) it is not prohibited by the 1940 Act or the Investment Advisors
         Act from performing the services contemplated by this Agreement; (iii)
         it has met, and will continue to meet for so long as this Agreement remains in effect, any applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency, necessary to be met in order to perform the services contemplated by this Agreement; (iv) it has the authority to enter into and perform the services contemplated by this Agreement, and (v) it will immediately notify the Sub-Advisor of the occurrence of any event that would disqualify the Manager from serving as an investment advisor of an investment company pursuant to Section 9(a) of the 1940 Act or otherwise.

     9.  Duration and Termination of This Agreement

         This Agreement shall become effective as of the date of its execution and, unless otherwise terminated, shall continue in effect thereafter from year to year provided that the continuance is specifically approved at least annually either by the Board of Directors of the Fund or by a vote of a majority of the outstanding voting securities of the
         Series and in either event by a vote of a majority of the Board of
         Directors of the Fund who are not interested persons of the Manager,
         Principal Life Insurance Company, the Sub-Advisor or the Fund cast in person at a meeting called for the purpose of voting on such approval.

         If the shareholders of a Series fail to approve the Agreement or any continuance of the Agreement in accordance with the requirements of the
         1940 Act, the Sub-Advisor will continue to act as Sub-Advisor with respect to the Series pending the required approval of the Agreement or its continuance or of any contract with the Sub-Advisor or a different manager or Sub-Advisor or other definitive action; provided, that the compensation received by the Sub-Advisor in respect to the Series during such period is in compliance with Rule 15a-4 under the 1940 Act.

         This Agreement may be terminated at any time without the payment of any penalty by the Board of Directors of the Fund or by the Sub-Advisor,
         the Manager or by vote of a majority of the outstanding voting securities of the Series on sixty days written notice. This Agreement shall automatically terminate in the event of its assignment. In interpreting the provisions of this Section 9, the definitions contained in Section 2(a) of the 1940 Act (particularly the definitions of "interested person," "assignment" and "voting security") shall be applied.

     10. Indemnification

          (a)  The  Sub-Advisor  agrees  to  indemnify  and  hold  harmless  the
               Manager,  any  affiliated  person  within the  meaning of Section
               2(a)(3) of the 1940 Act ("affiliated  person") of the Manager and each person,  if any who, within the meaning of Section 15 of the
               Securities  Act  controls  ("controlling  persons")  the Manager, against  any and all  losses,  claims,  damages,  liabilities  or litigation,  including  reasonable  legal expenses  (collectively
               "Losses")  to which  the  Manager  or such  affiliated  person or controlling  person of the Manager may become  subject  under the
               Securities Act, the 1940 Act, the Investment  Advisors Act, under any other  statute,  law,  rule or  regulation  at common  law or otherwise,  arising  out  of the  Sub-Advisor's  responsibilities hereunder  (1) to the  extent of and as a result  of the  willful misconduct,  bad faith, or gross  negligence by the  Sub-Advisor, any of the  Sub-Advisor's  employees  or  representatives  or any affiliate of or any person  acting on behalf of the  Sub-Advisor;
               or (2) as a result of any untrue  statement  of a  material  fact contained in the Registration Statement,  including any amendment thereof  or any  supplement  thereto,  or the  omission  to state therein  a  material  fact  required  to  be  stated  therein  or necessary to make the statement therein not misleading, if such a statement or omission was made in reliance upon and in conformity with  written  information  furnished by the  Sub-Advisor  to the
               Manager specifically for use therein; provided,  however, that in no case is the Sub-Advisor's indemnity in favor of the Manager or any -------- -------  affiliated person or controlling  person of the Manager  deemed to protect such person  against any liability to which any such person would  otherwise be subject by reason of
               willful  misconduct,   bad  faith  or  gross  negligence  in  the
               performance of its duties or by reason of its reckless  disregard of its  obligations  and  duties  under this  Agreement.  (b) The
               Manager  agrees to indemnify and hold  harmless the  Sub-Advisor,
               any  affiliated   person  and  any  controlling   person  of  the
               Sub-Advisor,  if any,  against  any and all  Losses  to which the
               Sub-Advisor or such  affiliated  person or controlling  person of the  Sub-Advisor may become subject under the Securities Act, the
               1940 Act, the  Investment  Advisors Act, under any other statute, law, rule or regulation, at common law or otherwise,  arising out of the Manager's  responsibilities  as investment  manager of the
               Fund  (1)  to  the  extent  of and  as a  result  of the  willful misconduct, bad faith, or gross negligence by the Manager, any of the Manager's employees or representatives or any affiliate of or any person acting on behalf of the Manager, or (2) as a result of any  untrue  statement  of  a  material  fact  contained  in  the
               Registration  Statement,  including any amendment  thereof or any supplement  thereto,  or the omission to state therein a material fact  required  to be stated  therein  or  necessary  to make the statement therein not misleading;  provided,  however, that in no
               -------- ------- case is the Manager's  indemnity in favor of the
               Sub-Advisor or any affiliated person or controlling person of the
               Sub-Advisor  deemed to protect such person  against any liability to which any such person would  otherwise be subject by reason of
               willful  misconduct,   bad  faith  or  gross  negligence  in  the
               performance of its duties or by reason of its reckless  disregard of its obligations and duties under this Agreement.  It is agreed that the Manager's indemnification obligations under this Section will extend to expenses and costs (including reasonable attorneys fees)  incurred by the  Sub-Advisor as a result of any litigation brought by the  Manager  alleging  the  Sub-Advisor's  failure to perform its  obligations  and duties in the manner required under this Agreement unless judgment is rendered for the Manager.

     11. Amendment of this Agreement

         No material amendment of this Agreement shall be effective until approved, if required by the 1940 Act or the rules, regulations, interpretations or orders issued thereunder, by vote of the holders of a majority of the outstanding voting securities of the Series and by vote of a majority of the Board of Directors of the Fund who are not interested persons of the Manager, the Sub-Advisor, Principal Life
         Insurance Company or the Fund cast in person at a meeting called for the purpose of voting on such approval.

     12. General Provisions

         (a)  Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof. This Agreement shall be construed and enforced in
              accordance with and governed by the laws of the State of Iowa. The captions in this Agreement are included for convenience only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

         (b)  Any notice under this Agreement shall be in writing, addressed and delivered or mailed postage pre-paid to the other party at such address as such other party may designate for the receipt of such notices. Until further notice to the other party, it is agreed that the address of the Manager for this purpose shall be the
              Principal Financial Group, Des Moines, Iowa 50392-0200, and the
              address of the Sub-Advisor shall be 1121 Avenue of the Americas,
              New York, N.Y. 10020.

         (c)  The Sub-Advisor will promptly notify the Manager in writing of the occurrence of any of the following events:

              (1) the Sub-Advisor fails to be registered as an investment advisor under the Investment Advisors Act or under the laws of any jurisdiction in which the Sub-Advisor is required to be registered as an investment advisor in order to perform its obligations under this Agreement.

              (2) the Sub-Advisor is served or otherwise receives notice of any action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, public board or body,
                  involving the affairs of a Series.

         (d)  The Manager shall provide (or cause the Series custodian to provide) timely information to the Sub-Advisor regarding such matters as the composition of the assets of a Series, cash requirements and cash available for investment in a Series, and all other reasonable information as may be necessary for the
              Sub-Advisor to perform its duties and responsibilities hereunder.

         (e) This Agreement contains the entire understanding and agreement of the parties.

     IN WITNESS WHEREOF, the parties have duly executed this Agreement on the date first above written.

                                                          PRINCIPAL MANAGEMENT CORPORATION

                                                          By /s/ Michael J. Beer_____________________
                                                             Michael J. Beer, Executive Vice President

                                                          VAN KAMPEN ASSET MANAGEMENT

                                                          By ____________________________________________

                                   APPENDIX A

     The Sub-Advisor shall serve as investment Sub-Advisor for each Series of the Fund identified below. The Manager will pay the Sub-Advisor, as full compensation for all services provided under this Agreement, a fee computed at an annual rate as shown below (the "Sub-Advisor Fee"):

---------------------------- ---------------------------- -------------------------------------------------------------------
Series                       Assets Under Management      Sub-Advisor Fee (as a percentage of Daily Net Assets Managed)
------                       -----------------------      -------------------------------------------------------------
                                                          Annualized Fee
                                                          --------------
---------------------------- ---------------------------- -------------------------------------------------------------------
---------------------------- ---------------------------- -------------------------- -------------------- -------------------
                                  First $75 million           Next $75 million        Next $850 million    Over $1 billion
---------------------------- ---------------------------- -------------------------- -------------------- -------------------
---------------------------- ---------------------------- -------------------------- -------------------- -------------------
California Municipal Fund               .20%                        .20%                    .15%                .125%
---------------------------- ---------------------------- -------------------------- -------------------- -------------------
---------------------------- ---------------------------- -------------------------- -------------------- -------------------
California Insured                      .20%                        .125%                   .125%               .125%
Intermediate Municipal Fund
---------------------------- ---------------------------- -------------------------- -------------------- -------------------
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
---------------------------- ---------------------------- -------------------------------------------------------------------
Series                       Assets Under Management      Sub-Advisor Fee (as a percentage of Daily Net Assets Managed)
------                       -----------------------      --------------------------------------------------------------
                                                          Annualized Fee
                                                          --------------
---------------------------- ---------------------------- -------------------------------------------------------------------
---------------------------- ---------------------------- -------------------------- -------------------- -------------------
Tax Exempt Bond Fund I                   All                        .010%
---------------------------- ---------------------------- -------------------------- -------------------- -------------------

     The Sub-Advisor Percentage Fee shall be accrued for each calendar day and the sum of the daily fee accruals shall be paid monthly to the Sub-Advisor. The daily fee accruals will be computed by multiplying the fraction of one over the number of calendar days in the year by the applicable annual rate described above and multiplying this product by the net assets of the Series, as determined in accordance with the Series' Prospectus and Statement of Additional
Information, allocated to the Sub-Advisor for management as of the close of business on the previous business day on which the Series was open for business.

     If this Agreement becomes effective or terminates before the end of any month, the fee (if any) for the period from the effective date to the end of such month or from the beginning of such month to the date of termination, as the case may be, shall be prorated according to the proportion which such period bears to the full month in which such effectiveness or termination occurs.